EXHIBIT 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Issuer:

Phillips 66 Company

(Exact Name of Registrant as Specified in its Charter)

Guarantor:

Phillips 66

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	2.450% Senior Notes due 2024	Rule 457(f)	$276,764,000	100%	$276,764,000 (1)	0.0001102	$30,499.39 (2)

	Debt	Guarantee of the 2.450% Senior Notes due 2024 (3)	Rule 457(n)	—	—	—	—	— (4)

	Debt	3.605% Senior Notes due 2025	Rule 457(f)	$440,510,000	100%	$440,510,000 (1)	0.0001102	$48,544.20 (2)

	Debt	Guarantee of the 3.605% Senior Notes due 2025 (3)	Rule 457(n)	—	—	—	—	— (4)

	Debt	3.550% Senior Notes due 2026	Rule 457(f)	$457,790,000	100%	$457,790,000 (1)	0.0001102	$50,448.46 (2)

	Debt	Guarantee of the 3.550% Senior Notes due 2026 (3)	Rule 457(n)	—	—	—	—	— (4)

	Debt	3.750% Senior Notes due 2028	Rule 457(f)	$427,239,000	100%	$427,239,000 (1)	0.0001102	$47,081.74 (2)

	Debt	Guarantee of the 3.750% Senior Notes due 2028 (3)	Rule 457(n)	—	—	—	—	— (4)

	Debt	3.150% Senior Notes due 2029	Rule 457(f)	$570,040,000	100%	$570,040,000 (1)	0.0001102	$62,818.41 (2)

	Debt	Guarantee of the 3.150% Senior Notes due 2029 (3)	Rule 457(n)	—	—	—	—	— (4)

	Debt	4.680% Senior Notes due 2045	Rule 457(f)	$441,900,000	100%	$441,900,000 (1)	0.0001102	$48,697.38 (2)

	Debt	Guarantee of the 4.680% Senior Notes due 2045 (3)	Rule 457(n)	—	—	—	—	— (4)

	Debt	4.900% Senior Notes due 2046	Rule 457(f)	$605,161,000	100%	$605,161,000 (1)	0.0001102	$66,688.74 (2)

	Debt	Guarantee of the 4.900% Senior Notes due 2046 (3)	Rule 457(n)	—	—	—	—	— (4)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amount					$3,219,404,000 (5)		—

	Total Fees Previously Paid							$ 0

	Total Fee Offsets							$ 0

	Net Fee Due							$354,778.32

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended.
(3)	No separate consideration will be received for the guarantees. Phillips 66 will guarantee the notes being registered.
(4)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees.
(5)	Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.